UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007 (December 5, 2007)

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 EAST PRATT STREET, SUITE 1200 BALTIMORE, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 878-6800

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 5, 2007, the initial public offering (“IPO”) of 6,250,000 Units (“Units”) of Camden Learning Corporation (the “Company”) was consummated. Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrants”) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $50,000,000. Morgan Joseph & Co. Inc. acted as the representative of the several underwriters for the IPO.

Prior to the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 2,800,000 warrants to Camden Learning, LLC, a limited liability company indirectly controlled and partially owned by certain of the Company’s officers and directors, generating gross proceeds of $2,800,000. The warrants sold in the Private Placement contain substantially similar terms and conditions as the Warrants sold in the IPO, except that the warrants sold in the Private Placement (i) will not be subject to redemption, (ii) may be exercised on a cashless basis, in each case if held by the Company’s sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following the Company’s consummation of a business combination.

A total of $49,500,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the public stockholders of the Company. Audited financial statements as of December 5, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the closing of the IPO is included as Exhibit 99.2 to the Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press Release, dated December 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2007	CAMDEN LEARNING CORPORATION

	By:	/s/ David L. Warnock
Name: David L. Warnock
Title: Chairman, President and Chief Executive Officer